UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2011

G&K Services, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	0-4063	41-0449530
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5995 Opus Parkway, Minnetonka, MN	55343
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 912-5500

n/a
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On November 3, 2011, G&K Services, Inc. (the “Company”) held an annual meeting of its shareholders. At the annual meeting, the Company’s shareholders voted on the matters set forth below.

1.	The nominees for election to the Board of Directors were elected, each for a three-year term, based upon the following votes:

Nominee	Votes For	Votes Against	Broker Non-votes
Lynne Crump-Caine	16,166,518	211,235	1,094,234
J. Patrick Doyle	15,772,845	604,908	1,094,234
M. Lenny Pippin	16,312,322	65,431	1,094,234

There were no abstentions for this item.

2.	The proposal to ratify the appointment of Ernst and Young LLP as the Company’s independent registered public accounting firm for fiscal 2012 was approved based upon the following votes:

Votes for approval	16,424,864
Votes against	1,041,810
Abstentions	5,313

There were no broker non-votes for this item.

3.	The shareholders approved a non-binding advisory vote on executive compensation (“Say-on-Pay”):

For	15,478,073
Against	871,039
Abstentions	28,641
Broker Non-Votes	1,094,234

4.	The shareholders selected a term of “1 Year” as the non-binding advisory recommendation for the frequency of Say-on-Pay votes:

1 year	12,779,500
2 Years	78,384
3 Years	3,488,919
Abstentions	30,950
Broker Non-Votes	1,094,234

The Board of Directors has determined to include a non-binding advisory vote on executive compensation at each annual meeting of shareholders until the next vote is held regarding the frequency of shareholder votes on executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 8, 2011	By	/s/ Jeffrey L. Cotter
Jeffrey L. Cotter
	Its	Vice President, General Counsel and Corporate Secretary

2